Exhibit 99.2

WRITTEN AGREEMENT

RELATING TO THE FILING OF

JOINT 13D STATEMENT — SEC RULE 13d-1(k)

Pursuant to Rule 13d-1(k) of the Securities and Exchange Commission, each of the undersigned hereby agrees to the joint filing of Amendment No. 19 to this Schedule 13D/A statement under the Securities Exchange Act of 1934 relating to acquisitions of the common stock of Emmis Communications Corporation.

Dated: May 29, 2012	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan

HSJS, LLC

	By	/s/ Jeffrey H. Smulyan
Jeffrey H. Smulyan
Manager

/s/ Herbert Simon
Herbert Simon